Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights (the “Subscription Rights”) to subscribe for and to purchase common shares, par value $0.01 per share (the “Common Shares”), of Asia Pacific Wire & Cable Corporation Limited (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [•], 2022, the last business day prior to the scheduled expiration date of the rights offering of [•], 2022 (which may be extended by the Company).

This will instruct you whether to exercise the Subscription Rights to purchase Common Shares, held through you as broker, dealer, custodian bank or other nominee for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus dated [•], 2021 (the “Prospectus”), and the related “Instructions as to use of Asia Pacific Wire & Cable Corporation Limited Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS.

Box 2. ☐ Please EXERCISE RIGHTS as set forth below:

Exercise of Subscription Rights

Basic Subscription Right	Please exercise	(no. of Subscription Rights)	x	$0.60 (Investment Amount per Subscription Right)	= $ (Line 1)

Over-Subscription Right	Please exercise	$ (Additional Investment Amount for Over-Subscription Right)			= $ (Line 2)

Total Payment Required (“Aggregate Investment Amount”)					= $ (sum of Lines 1 and 2)

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $            from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the Total Payment Required specified above under Box 2.)

Type of Account: __________________        Account No. ______________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•

irrevocably elect to subscribe for the Aggregate Investment Amount, and to purchase the Common Shares issuable upon exercise of the Subscription Rights, indicated above on the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay the Aggregate Investment Amount indicated above, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: